INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of _____________, is made by and between Cintas Corporation, a Washington corporation (the “Corporation”), and _________________ (the “Indemnitee”).

RECITALS

A.           Indemnitee is an officer or director of the Corporation and in such capacity is performing valuable services for the Corporation.

B.           The Corporation and Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the significant cost of such insurance and the general reduction in the coverage of such insurance.

C.           The Corporation and Indemnitee further recognize the substantial increase in litigation subjecting officers and directors to expensive litigation risks at the same time that such liability insurance has been severely limited.

D.           Article V of its Amended and Restated Bylaws (the “Bylaws”) contains provisions for indemnification of the Corporation’s directors and officers to the extent permitted by the Washington Business Corporation Act (the “Statute”).

E.           The Bylaws and the Statute specifically provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and the members of its Board of Directors and its officers with respect to indemnification of such directors and officers.

F.           The Bylaws provide that the Corporation may maintain, at its expense, insurance to protect itself and any of its directors and officers against liability asserted against such persons incurred in such capacity whether or not the Corporation has the power to indemnify such persons against the same liability under the Statute.

G.           Because the exposure of directors and officers to litigation risks exceeds the personal resources of such persons, the Corporation’s policy has been to indemnify officers and directors to the fullest extent permitted by law, and this Indemnification Agreement is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders by allowing the Indemnitee to continue to serve without undue concern for unwarranted claims for damages arising out of their service to the Corporation.

H.           In order to induce Indemnitee to continue to serve as an officer and/or director, as the case may be, of the Corporation, the Corporation has agreed to enter into this Agreement with Indemnitee.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Generally.  To the fullest extent permitted by the laws of the State of Washington:

(a)  The Corporation shall indemnify and hold harmless Indemnitee if Indemnitee was or is a party or is threatened to be made a party to or is involved in (including, without limitation, as a witness) any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was, or has agreed to serve as, a director of the Corporation, or being or having been a director of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of the Corporation or another corporation or of a partnership, joint venture, trust, other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving in an official capacity.  For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under the WBCA.

(b)      The indemnification provided by this Section 1 shall be from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom.

(c)       Notwithstanding any other provision in this Agreement to the contrary, the Corporation’s obligation to indemnify Indemnitee is limited as follows: indemnification under this Agreement shall only be provided if (A) Indemnitee acted in good faith, and (B) the Indemnitee reasonably believed (i) in the case of conduct in Indemnitee’s official capacity with the Corporation, the Indemnitee’s conduct was in the Corporation’s best interest, and (ii) in all other cases, the Indemnitee’s conduct was at least not opposed to the Corporation’s best interest, and (C) in the case of any criminal proceeding, the Indeminitee had no reasonable cause to believe that the Indemnitee’s conduct was unlawful.  A Indemnitee’s conduct with respect to an employee benefit plan for a purpose the Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements set forth in subclause (B)(ii), above.

(d)       Notwithstanding the foregoing provisions of this Section 1, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall be adjudged to be liable to the Corporation unless, and only to the extent that, the Washington Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the Washington Court or such other court shall deem proper.

(e)        Notwithstanding the foregoing provisions of this Section 1, the Corporation shall not indemnify any person from or on account of any acts or omissions of such person finally adjudged to be intentional misconduct or knowing violation of the law by such person, from conduct of the person in violation of Section 23B.08.310 of the WBCA or from or on account of any transaction with respect to which it is finally adjudged that such person personally received a benefit in money, property or services to which such person was not legally entitled.  In addition, except as provided in Section 8  hereof with respect to proceedings seeking indemnification, the Corporation shall not indemnify any person with respect to an action, suit or proceeding initiated by that person unless such action, claim or proceeding was authorized by the Board of Directors of the Corporation.

(f)         Indemnification under this Agreement shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because Indemnitee has met the qualifications required under Section 1(a), above, and the applicable standard of conduct set forth in Section 1(c)(1), above (the “indemnification standards”).

(g)        Without limiting the situations in which a person shall be considered to be serving at the request of the Corporation, a director who serves as a director, officer, employee or agent of the Corporation or another corporation or other enterprise that is a subsidiary of the Corporation shall be deemed to be serving at the request of the Corporation, where “subsidiary” means (i) a corporation or other enterprise in which a majority of the voting stock or other voting power is owned or controlled by the Corporation directly or though one or more subsidiaries or (ii) a corporation or other enterprise which is consolidated on the Corporation’s financial statements or is reported using the equity method.

(h)        The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not satisfy the indemnification standards.

Section 2.  Successful Defense: Partial Indemnification.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.  For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, liabilities or losses (including attorneys’ fees, judgments, fines or amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, liabilities or losses (including attorneys’ fees, judgments, fines or amounts paid in settlement) to which Indemnitee is entitled.

Section 3.  Determination That Indemnification Is Proper: Authorization.

(a)         Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(c) hereof.  Any such determination may be made (i) by a majority vote of a quorum consisting of the directors not at the time parties to the action, suit or proceeding in question (“disinterested directors”), (ii) if a quorum cannot be obtained under subclause (i) by a majority vote of a committee consisting solely of two or more disinterested directors designated by the Board of Directors, in which designation directors who are parties may participate, (iii) by special legal counsel or other persons (A) selected by the Board of Directors or its committee in the manner described in clauses (i) or (ii) of this sentence or (B) if a quorum of the Board of Directors cannot be attained under clause (i) and a committee cannot be designated under clause (ii), selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate, (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time not disinterested directors may not be voted on the determination, or (v) by a court of competent jurisdiction.

(b)         If a Change in Control (as defined below) occurs and results in individuals who were directors prior to the circumstances giving rise to the Change in Control for any reason ceasing to constitute a majority of the Board of Directors of the Corporation, the determination set forth above in Section 3 whether to provide indemnification shall be made by independent legal counsel and not by the then-Board of Directors.  Under such circumstances, the independent legal counsel shall be selected jointly by counsel for the Corporation and counsel for the Indemnitee whose request for indemnification is to be determined.  If the parties’ counsel cannot agree upon the selection of independent legal counsel within 14 calendar days of the request by Indemnitee for indemnification, the Indeminitee’s counsel may request that the presiding judge for the United States District Court for the Southern District of Ohio select such independent counsel and both the Corporation and Indemnitee agree to be bound by such selection.  The Corporation agrees to pay the reasonable fees of the independent legal counsel and fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the independent legal counsel’s engagement pursuant to this Agreement.  For purposes of this Agreement, a “Change in Control” of the Corporation shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation and other than Richard T. Farmer and James J. Gardner and their respective heirs, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under that Act, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or Directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Section 4.  Advance Payment of Expenses: Notification and Defense of Claim.

(a)          Expenses (including attorneys’ fees) incurred by Indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, or in connection with an enforcement action pursuant to Section 5(b), shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within twenty (20) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, (ii) a written affirmation of the Indemnitee’s good faith belief that Indemnitee has met the standard of conduct described in WBCA Section 23B.08.510, and (iii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise.  Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.  Advances shall be unsecured and interest-free.

(b)          Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof.  The failure to promptly notify the Corporation of the commencement of the action, suit or proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

(c)           In the event the Corporation shall be obligated to pay the expenses of Indemnitee with respect to an action, suit or proceeding, as provided in this Agreement, and timely satisfied its obligation to do so, the Corporation shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by

Indemnitee with respect to the same action, suit or proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such action, suit or proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense, (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, or (iv) the Corporation is not financially or legally able to pay or otherwise perform its indemnification obligations, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement.  The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(d)           Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the action, suit or proceeding, the Corporation shall indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 5.  Procedure for Indemnification.

(a)           To obtain indemnification, Indemnitee shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.  The failure by Indemnitee to timely notify the Corporation of a proceeding will not relieve the Corporation from any obligation it otherwise would have to Indemnitee under this Agreement except to the extent that the Corporation is prejudiced in the defense of such indemnified proceeding as a result of such failure.

(b)           The Corporation’s determination whether to grant Indemnitee’s indemnification request shall be made promptly, and in any event within sixty (60) days following receipt of a request for indemnification pursuant to Section 5(a).  The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 60-day period, or 20 days in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the

Corporation) that Indemnitee has not met the indemnification standards, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors or one of its committees, its special legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the indemnification standards, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, its special legal counsel, and its shareholders) that Indemnitee has not met the indemnification standards of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the indemnification standards.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.

(c)           The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.  Such presumption shall apply both to the determination and/or authorization made by the Corporation in connection with the claim and in any suit or action to enforce the claim or otherwise relating to the claim.  Such presumption shall include a presumption that Indemnitee has satisfied the indemnification standards and, in addition, has acted in good faith and in a manner in which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.  The knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Corporation or a subsidiary, shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement or otherwise.

Section 6.  Insurance and Subrogation.

(a)           The Corporation may purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement.  If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b)           In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy.  The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c)           The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 7.  Certain Definitions.  For purposes of this Agreement, the following definitions shall apply:

(a)           The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)           The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved in accordance with Section 3(b)), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Statute or otherwise.

(c)           The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

Section 8.  Limitation on Indemnification.  Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement.

(a)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 8(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

(b)           Action for Indemnification.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof.

(c)           Section 16 Violations.  To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(d)           Banking Law.  To indemnify Indemnitee to the extent that such indemnification is not permitted pursuant to any applicable banking laws, regulations, rules or policies including without limitation 12 U.S.C. §1828(k) and 12 C.F.R. Part 359 or is prohibited by any banking regulator with jurisdiction over the Corporation.

(e)           Court Prohibition.  To indemnify Indemnitee to the extent that a final, unappealable decision rendered by a court of competent jurisdiction finds that paying such indemnification is prohibited by applicable law or determines that the amount of indemnification claimed to be unreasonable.

Section 9.  Mutual Acknowledgment.  The Corporation and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Corporation from indemnifying Indemnitee under this Agreement or otherwise.  For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.  Furthermore, Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.  In addition, Indemnitee further understands and acknowledges that applicable banking laws, regulations, rules and policies could prohibit the Corporation from indemnifying Indemnitee under this Agreement or otherwise with respect to expenses, liabilities and losses incurred in connection with Indemnitee’s service as a director, officer, employee or agent of a depository institution or an entity controlled by a depository institution.

Section 10.  Certain Settlement Provisions.  The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld.  The Corporation shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.  The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with the Indemnitee unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

Section 11.  Savings Clause.  If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

Section 12.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is finally adjudicated by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the indemnification standards, or (ii) any limitation on indemnification set forth in Section 6(c), 8 or 10 hereof.  The Corporation hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation or of a subsidiary who may be jointly liable with the Indemnitee.

Section 13.  Form and Delivery of Communications.  Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Corporation:

Cintas Corporation
6800 Cintas Boulevard
Mason, OH  45040
Attn: Thomas E. Frooman
Facsimile: (513) 754-3642

If to Indemnitee:

_______________________
_______________________
_______________________
Attn:___________________
Facsimile:_______________

Section 14.  Subsequent Legislation.  If the WBCA is amended after adoption of this Agreement to expand further the indemnification permitted to directors, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the WBCA, as so amended.

Section 15.  Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Articles or Bylaws, in any court in which a proceeding is brought, the vote of the Corporation’s shareholders or disinterested directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.  However, no amendment or alteration of the Corporation’s Articles or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 16.  Enforcement.  The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable.  The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate.  As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 17.  Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

Section 18.  Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 19.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 20.  Successor and Assigns.  All of the terms and provisions of this Agreement, together with all indemnification rights and benefits of the Indemnitee under the Articles and the Bylaws, shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement, and to honor the Indemnitee’s rights and benefits under the Articles and the Bylaws, in the same manner and to the same extent that the Corporation would be so required if no such succession had taken place.

Section 21.  Service of Process and Venue.  For purposes of any claims or proceedings to enforce this agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the State of Washington, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

Section 22.  Supersedes Prior Agreement.  This Agreement supersedes any prior indemnification agreement between Indemnitee and the Corporation or its predecessors.

Section 23.  Governing Law.  Except to the extent preempted by federal law, this Agreement shall be governed by and construed in accordance to the laws of the State of Washington, without giving effect to principles of conflicts of law.  If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state or jurisdiction other than Washington govern indemnification by the Corporation of its directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 24.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 25.  Headings.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 26.  No Employment Rights.  Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment with the Corporation.

Section 27.  Indemnification Obligation Survives Termination.  It is expressly understood and agreed by the Parties that the obligation of the Corporation to indemnify Indemnitee survives the termination of Indemnitee’s service to the Corporation as a director with respect to acts or omissions of Indemnitee while a director or officer of the Corporation and with respect to claims, issues or matters arising from or in any way related to Indemnitee’s service as a director of the Corporation prior to such termination.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

CINTAS CORPORATION

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title: